UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2010

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices) (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 23, 2010, UTStarcom, Inc. through its wholly owned subsidiary, UTStarcom Telecom Co., Ltd. (the “Company”) signed a Manufacturing Agreement effective as of December 31, 2009 (the “Manufacturing Agreement”) by and among the Company and Sanmina-SCI Corporation (“Sanmina”).

Under the Manufacturing Agreement, Sanmina will provide full electronics manufacturing services, including manufacturing, assembly and support, for the Company’s broadband, IPTV and NGN solutions products (“Products”) currently manufactured by the Company in its Hangzhou, China facility.  Sanmina will also provide new product introduction support, material sourcing and procurement, printed circuit board assembly, system integration and testing, final pack-out and delivery of Products under the Manufacturing Agreement.

Sanmina agrees that the prices it charges the Company under the Manufacturing Agreement will not be higher than prices it charges to other customers for similar products for the same period of time with similar trade volumes, terms and conditions.  There is no minimum amount of Products that the Company must purchase under the Manufacturing Agreement.

Upon the commencement of the Manufacturing Agreement, Sanmina will purchase 60 days worth of components the Company has in its current inventory for the manufacture of Products, and Sanmina will continue to purchase components from the Company on a weekly basis until the Company’s inventory of components for Products is depleted.

Under the Manufacturing Agreement, the Company will provide a four month rolling forecast to Sanmina, and the Company is obligated to purchase one month of the four month rolling forecast.  For the remaining three months of the then-current four month rolling forecast, the Company must pay for any components on the Company’s bill of materials ordered by Sanmina, which are not passive components and are non-cancellable.  The Company may also be obligated to buy back excess inventory and obsolete inventory.

The initial term of the Manufacturing Agreement is one year with automatic renewals of one year terms unless notice is provided 90 days prior to the end of the then-current term.  The Manufacturing Agreement may be terminated for cause and either party may terminate the Manufacturing Agreement for convenience with prior notice of six months.  Upon termination or expiration of the Manufacturing Agreement, Sanmina must continue to provide maintenance support and after-sales repair service to the Company at Sanmina’s then-prevailing rates for a minimum of two years from the termination or expiration.

The foregoing description of the terms of the Manufacturing Agreement does not purport to be complete and is qualified in its entirety by reference to the Manufacturing Agreement.  The Manufacturing Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 27, 2010, the Company issued a press release announcing that it had entered into the Manufacturing Agreement.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

10.1                           Manufacturing Agreement signed as of January 23, 2010

99.1                           Press Release dated January 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: January 28, 2010	By:	/s/ Viraj Patel
	Name:	Viraj Patel
	Title:	Vice President, Corporate Controller and Chief Accounting Officer

EXHIBITS

10.1                           Manufacturing Agreement signed as of January 23, 2010

99.1                           Press Release dated January 27, 2010